Exhibit 99.2
Edgewell Personal Care Company
Unaudited Pro Forma Condensed Consolidated Financial Information

Introduction
On November 12, 2025 (the “Signing Date”), Edgewell Personal Care Company, a Missouri corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Essity Aktiebolag (publ), a listed public limited company incorporated under the Laws of the Kingdom of Sweden (“Buyer”), pursuant to which the Company has agreed to sell to Buyer (or its designated affiliates) certain assets, and Buyer has agreed to assume certain liabilities, comprising the Feminine Care segment (the “Business”) of the Company (such transaction, the “Transaction”), on the terms and subject to the conditions set forth in the Purchase Agreement. The Business includes Playtex®, Stayfree®, Carefree® and o.b.®. The aggregate consideration payable by Buyer to the Company in connection with the Transaction is $340 million in cash, subject to customary adjustments for inventory, indebtedness and other items. On February 2, 2026 (the "Closing Date"), the Transaction was completed pursuant to the terms of the Purchase Agreement.
In addition to the Purchase Agreement, on February 2, 2026, in connection with the closing of the Transaction, the Company and the Buyer entered into a Transition Services Agreement (the "Transition Services Agreement") to provide certain support services in the areas of accounting, information technology, quality assurance, operations and supply chain, and sales for a period of at least one (1) year from the closing of the Transaction. The Transition Services Agreement includes options for the Buyer to extend the Transition Services Agreement for certain services by between three to six months.
The sale of the Business is considered a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the Unaudited Pro Forma Condensed Consolidated Financial Information in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, of the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC").
Basis of Unaudited Pro Forma Information
The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the years ended September 30, 2025, 2024, and 2023 give effect to this divestiture as if it had occurred on October 1, 2022. The following Unaudited Pro Forma Consolidated Balance Sheet gives effect to the divestiture as if it had occurred on September 30, 2025, the date of the Company’s most recently filed balance sheet. The Unaudited Pro Forma Condensed Consolidated Financial Information has been derived from the Company’s historical consolidated financial statements and give effect to the Transaction. The Unaudited Pro Forma Condensed Consolidated Financial Information is presented based on assumptions, adjustments, and currently available information described in the accompanying notes and is intended for informational purposes only. The Unaudited Pro Forma Condensed Consolidated Financial Information is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the Transaction been completed on the dates assumed. In addition, it is not necessarily indicative of the Company’s future results of operations or financial condition.
The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the year ended September 30, 2025 filed with the SEC on November 18, 2025.
Beginning in the first fiscal quarter of 2026, the Company determined the criteria for held for sale and discontinued operations were met, and the Company will present the Business as discontinued operations in its Quarterly Report on Form 10-Q for the period ended December 31, 2025.
The Transaction Accounting Adjustments to reflect the Transaction in the Unaudited Pro Forma Condensed Consolidated Financial Information include the following:
•The sale of the assets and liabilities of the Business pursuant to the Purchase Agreement required to be presented on a discontinued operations basis in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”). When the Business was classified as held for sale, the assets within the disposal group, including goodwill, were tested for impairment based on information available at that time. This evaluation resulted in a goodwill impairment loss of $37.4 million. The Company's current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Quarterly Report on Form 10-Q for the three month period ending December 31, 2025.

•Adjustments required to record the estimated impact of the cash proceeds received in connection with the Transaction

•The assumed voluntary repayment in full of the borrowings under the Company’s revolving credit facility with a portion of the cash proceeds.

•The impact of the Transition Services Agreement between the Company and the Buyer

•Tax impacts related to the foregoing

Additionally, the Unaudited Pro Forma Condensed Consolidated Financial Information does not include any management adjustments to reflect potential synergies that may be achievable or dis-synergy costs that may occur, in connection with the Transaction.

Edgewell Personal Care Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in millions, except share and per share data)

	As of September 30, 2025
	Historical (as reported)	Discontinued Operations (Note 1)	Transaction Adjustments (Note 2)		Financing Adjustments (Note 2)		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$225.7	$-	$340.0	A	$(140.0)	A	$425.7
Trade receivables, net	137.8		-		-		137.8
Inventories	484.7	(50.9)	-		-		433.8
Other current assets	147.3	(8.7)	-		-		138.6
Total current assets	995.5	(59.6)	340.0		(140.0)		1135.9
Property, plant and equipment, net	369.3	(74.3)	-		-		295.0
Goodwill	1,291.1	(154.0)	-		-		1137.1
Other intangible assets, net	921.3	(93.1)	-		-		828.2
Other assets	179.1	(0.4)	-		-		178.7
Total assets	$3,756.3	$(381.4)	$340.0		$(140.0)		$3,574.9

Liabilities and Stockholders' Equity
Current liabilities
Notes payable	$29.5	$-	$-		-		$29.5
Accounts payable	219.7	-	-		-		219.7
Other current liabilities	316.3	(5.2)	40.3	B, G	-		351.4
Total current liabilities	565.5	(5.2)	40.3		-		600.6
Long-term debt	1,383.3	-			(140.0)	A	1,243.3
Deferred income tax liabilities	118.8	-	(34.4)	F	-		84.4
Other liabilities	135.6	-	-		-		135.6
Total liabilities	2,203.2	(5.2)	5.9		(140.0)		2,063.9
Shareholders' equity
Preferred shares, $0.01 par value 10,000,000 authorized; none issued or outstanding	-	-	-		-		-
Common stock, $0.01 par value, 300,000,000 authorized; 65,251,989 issued; 46,464,244 outstanding	0.7	-	-		-		0.7
Additional paid-in capital	1,578.8	-	-		-		1,578.8
Retained earnings	1,086.7	(376.2)	334.1	H	-		1,044.6
Common stock in treasury at cost, 8,787,745	(1,003.3)	-	-		-		(1,003.3)
Accumulated other comprehensive loss	(109.8)	-	-		-		(109.8)
Total shareholders’ equity	1,553.1	(376.2)	334.1		-		1,511.0
Total liabilities and shareholders’ equity	$3,756.3	$(381.4)	$340.0		$(140.0)		$3,574.9

The accompanying notes form an integral part of the Unaudited Pro Forma Condensed Consolidated Financial Information.

Edgewell Personal Care Company
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
(in millions)

	For the year ended September 30, 2025
	Historical (as reported)	Discontinued Operations (Note 1)	Transaction Adjustments (Note 2)		Financing Adjustments (Note 2)		Pro Forma
Net sales	$2,223.5	$(261.5)	$-		$-		$1,962.0
Cost of products sold	1,298.6	(184.4)	-		-		1,114.2
Gross profit	924.9	(77.1)	-		-		847.8

Selling, general and administrative expense	425.0	(16.4)	-		-		408.6
Advertising and sales promotion expense	246.7	(18.7)	-		-		228.0
Research and development expense	57.6	(2.1)	-		-		55.5
Restructuring charges	47.9	(2.4)	-		-		45.5
Impairment charges	51.1	(51.1)	-		-		-
Operating income	96.6	13.6	-		-		110.2

Interest expense associated with debt	73.2	-			(9.9)	C	63.3
Other (income) expense, net	(0.2)	-	(25.0)	D	-		(25.2)
Earnings from continuing operations before income taxes	23.6	13.6	25.0		9.9		72.1
Income tax (benefit) provision	(1.8)	(5.4)	5.2	E	2.1	E	0.1
Net earnings from continuing operations	$25.4	$19.0	$19.8		$7.8		$72.0

Earnings per share from continuing operations:
Basic	$0.53						$1.51
Diluted	$0.53						$1.51

Weighted-average shares outstanding:
Basic	47.5						47.5
Diluted	47.6						47.6
The accompanying notes form an integral part of the Unaudited Pro Forma Condensed Consolidated Financial Information.

Edgewell Personal Care Company
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
(in millions)

	For the year ended September 30, 2024
	Historical (as reported)	Discontinued Operations (Note 1)	Transaction Adjustments (Note 2)	Pro Forma
Net sales	$2,253.7	$(283.6)	$-	$1,970.1
Cost of products sold	1,298.0	(181.9)	-	1,116.1
Gross profit	955.7	(101.7)	-	854.0

Selling, general and administrative expense	430.1	(11.7)	-	418.4
Advertising and sales promotion expense	232.0	(20.7)	-	211.3
Research and development expense	58.4	(2.0)	-	56.4
Restructuring charges	35.9	(1.2)	-	34.7
Impairment charges	-	-	-	-
Operating income	199.3	(66.1)	-	133.2

Interest expense associated with debt	76.5	-	-	76.5
Other (income) expense, net	1.9	-	-	1.9
Earnings before income taxes from continuing operations	120.9	(66.1)	-	54.8
Income tax (benefit) provision	22.3	(15.9)	-	6.4
Net earnings from continuing operations	$98.6	$(50.2)	$-	$48.4

Earnings per share from continuing operations:
Basic	$1.98			$0.97
Diluted	$1.97			$0.97

Weighted-average shares outstanding:
Basic	49.7			49.7
Diluted	50.1			50.1
The accompanying notes form an integral part of these Unaudited Pro Forma Condensed Consolidated Financial Information.

Edgewell Personal Care Company
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
(in millions)

	For the year ended September 30, 2023
	Historical (as reported)	Discontinued Operations (Note 1)	Transaction Adjustments (Note 2)	Pro Forma
Net sales	$2,251.6	$(315.4)	$-	$1,936.2
Cost of products sold	1,310.8	(198.6)	-	1,112.2
Gross profit	940.8	(116.8)	-	824.0

Selling, general and administrative expense	409.6	(12.0)	-	397.6
Advertising and sales promotion expense	229.1	(20.4)	-	208.7
Research and development expense	58.5	(2.0)	-	56.5
Restructuring charges	16.6	(1.1)	-	15.5
Impairment charges	-	-	-	-
Operating income	227.0	(81.3)	-	145.7

Interest expense associated with debt	78.5	-	-	78.5
Other (income) expense, net	0.8	-	-	0.8
Earnings before income taxes from continuing operations	147.7	(81.3)	-	66.4
Income tax (benefit) provision	33.0	(19.5)	-	13.5
Net earnings from continuing operations	$114.7	$(61.8)	$-	$52.9

Earnings per share:
Basic	$2.24			$1.03
Diluted	$2.21			$1.02

Weighted-average shares outstanding:
Basic	51.2			51.2
Diluted	51.8			51.8
The accompanying notes form an integral part of these Unaudited Pro Forma Condensed Consolidated Financial Information.

Edgewell Personal Care Company
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1: Feminine Care Discontinued Operations

Discontinued Operations in the Unaudited Pro Forma Condensed Consolidated Financial Information reflects associated assets, liabilities, and stockholders’ equity and results of operations attributable to the Feminine Care business which were included in the Company’s historical consolidated financial statements in accordance with ASC 205-20. The Feminine Care business includes Playtex®, Stayfree®, Carefree® and o.b.®. Included within the results of Feminine Care discontinued operations are the direct operating expenses incurred by the business, including a goodwill impairment recognized in the historical financial statements for the year ended September 30, 2025 of $51.1 million related to the Feminine Care reporting unit. The amounts exclude the following:

i)Indirect expenses, such as corporate overhead costs historically allocated to the Feminine Care business that do not meet the requirements to be presented in discontinued operations. Such allocations included labor and non-labor costs related to the Company’s corporate support functions (e.g., administration, human resources, finance, accounting, tax, information technology, corporate development, legal, among others) that historically provided support to the Feminine Care business.
ii)The impact of intercompany activity that was eliminated in consolidation.

When the business was classified a held for sale in November 2025, the assets within the disposal group, including goodwill, were tested for impairment based on information available at that time. This evaluation resulted in an expected incremental goodwill impairment loss of $37.4 million. For purposes of the Unaudited Pro Forma Condensed Balance Sheet, the estimated loss on disposal is then calculated as the difference between the consideration received for the Transaction and the net assets of the Feminine Care business as of September 30, 2025 after impairment that were disposed of, transaction costs, and income tax benefit. Since the Unaudited Pro Forma Condensed Consolidated Statements of Earnings only include continuing operations, the estimated loss on disposal is not included in any period presented. The actual loss on disposal will be based on the balance sheet information as of the closing of the Transaction and may differ materially.

See the following for summary of the estimated pro forma loss on disposal and pre-tax goodwill impairment expense of $37.4 million as of the September 30, 2025 Unaudited Pro Forma Condensed Consolidated Balance Sheet above:

Description	Amount
Cash purchase price (Note 2 - A)	$340.0
Transaction costs (Note 2 - B)	(17.1)
Net assets disposed of at September 30, 2025	(376.2)
Estimated income tax benefit (statutory rate of 21%)	11.2
Estimated loss on disposal and goodwill impairment, net of tax	$(42.1)

Note 2: Transaction Accounting Adjustments and Financing Adjustments

A)Reflects the estimated net cash proceeds from the sale of the Feminine Care business of $340.0 million. These cash proceeds will be used to pay down open balances on the Company’s revolving credit facility with the remainder used for continued investment in the Company’s core brands, capital expenditures and other growth initiatives. As of September 30, 2025, the amount outstanding on the revolving credit facility was $140.0 million which has been assumed to be repaid using the cash proceeds from the Transaction.
B)Reflects the accrual for an estimated $17.1 million of non-recurring transaction costs expected to be incurred after September 30, 2025 to complete the sale of the Feminine Care business, primarily related to investment bank fees, third-party advisor fees, legal and professional fees and other costs directly related to the sale. These additional non-recurring costs have not been reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Earnings as it only presents continuing operations and they will be reflected in Income (loss) from discontinued operations in the Company’s consolidated financial statements in the period such transaction costs are incurred.
C)Reflects the reduction to interest expense resulting from the repayment of the Company's revolving credit facility using estimated cash proceeds received in connection with the Transaction assuming the repayment of the revolving credit facility occurred on

October 1, 2024. The interest expense reduction is based on the historical interest expense associated with the borrowings to be repaid.
D)In connection with the Transaction, the Company entered into a Transition Services Agreement (the “TSA”) under which it will provide certain support services, including accounting, information technology, quality assurance, operations and supply chain, and sales, for an initial 12-month period following the Transaction’s closing. The Buyer has the option to extend certain services for up to an additional six months, for a total term of up to 18 months. A portion of the related fees is variable and dependent on the Company’s actual costs incurred. Accordingly, because the fees to be earned are subject to variability, the estimate of $25.0 million included in other income/expense, net in the Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended September 30, 2025 is based on assumptions and currently available information and may differ from actual results and the Company’s future results of operations.
E)Reflects the estimated income tax impact of the transaction accounting adjustments. The adjustment was calculated by applying the United States federal statutory income tax rate of 21%, resulting in an adjustment of income tax expense of $7.3 million in the Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended September 30, 2025.
F)The decrease in deferred tax liabilities of $34.4 million reflects the removal of the deferred tax liabilities related to the assets and liabilities that are included as part of discontinued operations.
G)The increase in other current liabilities is related to the income taxes payable related to the removal of deferred tax liabilities described in F); net of the estimated income tax benefit on the sale of the Business as calculated in the estimated pro forma loss table in Note 1 - Feminine Care Discontinued Operations. We have not included an adjustment for any additional incomes taxes payable associated with the closing of the sale which we estimate to be approximately $20 million.
H)Reflects the impact on total stockholders’ equity of the adjustments described in notes (A), (B) and (G) above.